UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported) January 08, 2010

THE PROCTER & GAMBLE COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio		45202
(Address of principal executive offices)		Zip Code

(513) 983-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

As disclosed in its most recent Form 10-K for the year ended June 30, 2009, The Procter & Gamble Company (the “Company”) announced changes to its segment reporting structure that were effective July 1, 2009. Also, as disclosed in a Form 8-K dated August 24, 2009, the Company announced an agreement for the sale of its global pharmaceuticals business to Warner Chilcott plc (“Warner Chilcott”). This Form 8-K provides pro forma historical total company and segment results for the three months ended December 31, 2008, reflecting the change in the reporting structure of the Company and the presentation of the Company’s pharmaceuticals business as discontinued operations. This information in no way revises or restates the Consolidated Statement of Earnings, Consolidated Balance Sheet, Consolidated Statement of Shareholder’s Equity or Consolidated Statements of Cash Flows for the Company and consolidated subsidiaries for any period.

Fiscal Year 2010 Changes to Global Business Unit (GBU) Structure

Effective July 1, 2009, the Company implemented a number of changes to the organization structure of the Beauty GBU, which resulted in changes to the components of its reportable segment structure. Female blades and razors were formerly included in the Grooming reportable segment and are now included in the Beauty reportable segment. Certain male-focused brands and businesses, such as Old Spice and Gillette personal care, moved from the Beauty reportable segment to the Grooming reportable segment. In addition, the Beauty GBU was renamed the Beauty and Grooming GBU.

Presentation of the Global Pharmaceuticals Business as Discontinued Operations

On October 30, 2009, the Company sold its global pharmaceuticals business to Warner Chilcott for $2.9 billion. Under the terms of the agreement, Warner Chilcott acquired the Company’s portfolio of branded pharmaceuticals products, prescription drug product pipeline and manufacturing facilities in Puerto Rico and Germany. The pharmaceuticals business has historically been part of the Health Care reportable segment. In accordance with applicable accounting guidance for the disposal of long-lived assets, the results of the pharmaceuticals business are presented as discontinued operations and, as such, are excluded from continuing operations and from segment results.

The above changes are being reflected in the consolidated financial statements and segment reporting beginning in fiscal year 2010, starting with the Form 10-Q for the three months ended September 30, 2009. This document provides pro forma consolidated earnings information and quarterly sales and profit information for the affected segments for the three months ended December 31, 2008.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES

(Amounts in Millions Except Per Share Amounts)

Consolidated Earnings Information

	Three Months Ended December 31, 2008
	As Reported	Pro forma
NET SALES	$20,368	$19,763
COST OF PRODUCTS SOLD	9,850	9,799

GROSS MARGIN	10,518	9,964
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,267	5,909

OPERATING INCOME	4,251	4,055
TOTAL INTEREST EXPENSE	354	354
OTHER NON-OPERATING INCOME, NET	91	67

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,988	3,768
INCOME TAXES	1,026	955

NET EARNINGS FROM CONTINUING OPERATIONS	2,962	2,813

NET EARNINGS FROM DISCONTINUED OPERATIONS	2,042	2,191

NET EARNINGS	5,004	5,004

EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS	25.7%	25.3%

PER COMMON SHARE:
BASIC NET EARNINGS - CONTINUING OPERATIONS	$0.99	$0.94
BASIC NET EARNINGS - DISCONTINUED OPERATIONS	$0.69	$0.74

BASIC NET EARNINGS	$1.68	$1.68

DILUTED NET EARNINGS - CONTINUING OPERATIONS	$0.94	$0.89
DILUTED NET EARNINGS - DISCONTINUED OPERATIONS	$0.64	$0.69

DILUTED NET EARNINGS	$1.58	$1.58
DIVIDENDS	$0.40	$0.40
AVERAGE DILUTED SHARES OUTSTANDING	3,170.8	3,170.8

	Three Months Ended December 31, 2008
	As Reported			Pro forma
	Net Sales	Earnings From Continuing Operations Before Income Taxes	Net Earnings From Continuing Operations	Net Sales	Earnings From Continuing Operations Before Income Taxes	Net Earnings From Continuing Operations
Beauty and Grooming GBU
Beauty	$4,928	$1,020	$799	$4,898	$1,054	$821
Grooming	2,008	584	416	2,038	550	394

Health and Well-Being GBU
Health Care	3,534	950	647	2,930	723	495
Snacks and Pet Care	791	103	63	791	103	63

Household Care GBU
Fabric Care and Home Care	5,797	1,024	658	5,797	1,024	658
Baby Care and Family Care	3,466	665	418	3,466	665	418
Total Business Segments	20,524	4,346	3,001	19,920	4,119	2,849
Corporate	(156)	(358)	(39)	(157)	(351)	(36)

Total Company	20,368	3,988	2,962	19,763	3,768	2,813

This 8-K is furnished pursuant to Item 7.01 “Regulation FD Disclosure”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:	/S/ E. J. WUNSCH
E. J. Wunsch
Assistant Secretary
January 08, 2010